Exhibit 4.9

Restricted Award (#) ___

VCA INC.
2015 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AWARD CERTIFICATE

THIS IS TO CERTIFY that VCA Inc., a Delaware corporation (the “Company”), has granted you (“Participant”) the right to receive Common Stock of the Company under its 2015 Equity Incentive Plan (the “Plan”), as follows:

Participant:	_____________________________________
[Max]* Number of Shares:	_____________________________________
Date of Grant:	_____________________________________
[Performance Period:	_____________________________________]*
[Performance goals and Criteria:
Performance goals and criteria to be specified]*

[The actual number of shares of Restricted Stock to which the Participant will be entitled is determined based on achieving the Performance Goals and will be further subject to vesting in accordance with the Time Vesting Schedule set forth below.]*

Vesting Terms:
Vesting Commencement Date:	_____________________________________
Time Vesting Schedule:
Additional Vesting Terms:	[Insert additional vesting terms.]

* Include for Performance Awards.
VCA Inc. 2015 Equity Incentive Plan
Restricted Stock Award Certificate

By your signature and the signature of the Company’s representative below, you and the Company agree to be bound by all of the terms and conditions of the attached Restricted Stock Award Agreement and the Plan (both incorporated herein by this reference as if set forth in full in this document).  By executing this Certificate, you hereby irrevocably elect to accept the Restricted Stock rights granted under this Certificate and the related Restricted Stock Award Agreement and to receive the shares of Restricted Stock of VCA Inc. designated above subject to the terms of the Plan, this Certificate and the Award Agreement.

PARTICIPANT ______________________________________	VCA INC. ______________________________________
Name: ________________________________	Name: ________________________________

Dated: ________________________________	Dated: ________________________________

VCA Inc. 2015 Equity Incentive Plan
Restricted Stock Award Certificate

VCA INC.
2015 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (the “Agreement”), is made and entered into on the date of execution, effective as of the Date of Grant, subject to Participant’s acceptance of the terms of this Agreement evidenced by Participant’s signature on the Restricted Stock Award Certificate to which this Agreement is attached (the “Certificate”), by and between VCA Inc., a Delaware corporation (the “Company”), and the Participant named in the Certificate.

Under the VCA Inc. 2015 Equity Incentive Plan (the “Plan”), the Administrator has authorized the grant to Participant of the right to receive shares of the Company’s Common Stock (the “Award”), under the terms and subject to the conditions set forth in this Agreement and in the Plan.  Capitalized terms not otherwise defined in this Agreement have the meanings ascribed to them in the Plan.

NOW, THEREFORE, in consideration of the premises and the benefits to be derived from the mutual observance of the covenants and promises contained in this Agreement and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.     Basis for Award.  This Award is granted under the Plan for valid consideration provided to the Company by Participant.  By Participant’s execution of the Certificate, Participant agrees to accept the Restricted Stock Award rights granted under the Certificate and this Agreement and to receive the shares of Restricted Stock of the Company designated in the Certificate subject to the terms of the Plan, the Certificate and this Agreement.

2.     Restricted Stock Award.  The Company hereby awards and grants to Participant, for valid consideration with a value in excess of the aggregate par value of the Common Stock awarded to Participant, the number of shares of Common Stock set forth in the Certificate, which are subject to the restrictions and conditions set forth in the Plan, the Certificate and in this Agreement (the “Restricted Shares”).  One or more stock certificates representing the number of shares of Common Stock specified in the Certificate will hereby be registered in Participant’s name (the “Stock Certificate”), but will be deposited and held in the custody of the Company for Participant’s account as provided in Section 4 hereof until such Restricted Shares become vested.  Participant acknowledges and agrees that those shares of Common Stock may be issued as a book entry with the Company’s transfer agent and that no physical certificates need be issued for as long as such shares remain subject to forfeiture and restrictions on transfer.

3.     Vesting.

(a) Vesting of Restricted Shares.  Except as otherwise provided in an employment agreement or service agreement, the terms of which have been approved by the Administrator, or the Certificate, the Restricted Shares will vest and restrictions on transfer will lapse under the Vesting Terms set forth in the Certificate, on condition that Participant is still then in Continuous Service.  Except as otherwise provided in an employment agreement or service agreement, the terms of which have been approved by the Administrator, or the

VCA Inc. 2015 Equity Incentive Plan
Restricted Stock Award Agreement

Certificate, if Participant ceases Continuous Service for any reason Participant will immediately forfeit the Restricted Shares standing in the name of Participant on the books of the Company that have not vested and as to which restrictions have not lapsed (“Unvested Shares”), any dividends payable with respect to such Unvested Shares, and such Unvested Shares will be cancelled as outstanding shares of Common Stock.  To the extent that an employment agreement or service agreement, the terms of which have been approved by the Administrator, provides for acceleration of vesting of any or all Unvested Shares on termination of Continuous Service or the occurrence of a Change in Control, such provisions are incorporated by reference in this Agreement.

(b) Forfeiture of Unvested Shares.  Unless otherwise provided in an employment agreement or service agreement, the terms of which have been approved by the Administrator, if Unvested Shares do not become vested on or before the expiration of the period during which the applicable vesting conditions must occur, such Unvested Shares will be automatically forfeited and cancelled as outstanding shares of Common Stock immediately on the occurrence of the event or period after which such Unvested Shares may no longer become vested.

4.            Deposit of the Unvested Shares.  Participant agrees that all of the Unvested Shares will be deposited with the Company to hold in its custody until they become vested, at which time such vested Restricted Shares will no longer constitute Unvested Shares.  If requested by the Company, Participant will execute and deliver to the Company, concurrently with the execution of this Agreement (or, if requested by the Company, from time to time thereafter during the Restricted Period) blank stock powers for use in connection with the transfer to the Company or its designee of Unvested Shares that do not become vested.  The Company will deliver to Participant the Stock Certificate for the shares of Common Stock that become vested on the lapse of the forfeiture and non-transferability restrictions thereon.

5.            Rights as a Stockholder; Dividends.  Subject to the terms of this Agreement, Participant will have all the rights of a stockholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and to receive any dividends thereon; provided that any dividends paid with respect to Unvested Shares will not be paid to Participant until the Unvested Shares with respect to which the dividends were paid become vested and are no longer subject to forfeiture and restrictions on transfer.  Any such dividends will be held by the Company or a third party, until the Unvested Shares relating to such dividends become vested and deliverable to Participant, at which time the dividends will be released and paid to Participant.  If the Unvested Shares relating to dividends held by the Company are subsequently forfeited, those dividends will be automatically forfeited and will be retained by the Company.

6.            Compliance with Laws and Regulations.  The issuance, transfer, vesting and holding of Common Stock is subject to the Company’s and Participant’s full compliance, to the satisfaction of the Company and its counsel, with all applicable requirements of federal, state and foreign securities laws and with all applicable requirements of any securities exchange on which the Common Stock may be listed at the time of such issuance or transfer.  Participant understands that the Company is under no obligation to register or qualify the shares of Common Stock with the Securities Exchange Commission, any state securities commission, foreign

VCA Inc. 2015 Equity Incentive Plan
Restricted Stock Award Agreement

securities regulatory authority, or any securities exchange to effect such compliance.  Participant agrees to cooperate with the Company to ensure compliance with such laws.

7.            Tax Withholding.

(a) As a condition to the release of shares of Common Stock held by the Company and lapse of restrictions on transfer, no later than the first to occur of (i) the date on which all or any of the Restricted Shares vest and the restrictions on their transfer lapse or (ii) the date required by Section 7(b), Participant will pay or provide for any federal, state, local or foreign taxes required by law to be withheld with respect to the Restricted Shares that vest and for which the restrictions lapse.  If the Administrator permits, Participant may provide for payment of withholding taxes by one or more of the following means:  (i) cash payment; (ii) authorizing the Company to withhold a number of shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the vesting of Restricted Shares under the Award, the Fair Market Value of which does not exceed the minimum amount of tax required to be withheld by law and in which case the Award will be surrendered and cancelled with respect to the number of shares of Common Stock retained by the Company (“Share Withholding”); or (iii) delivering to the Company previously owned and unencumbered shares of Common Stock (“Stock-for-Stock Exchange”).  Payment of the tax withholding by a Participant who is an Insider by a Stock-for-Stock Exchange or in the form of Share Withholding is subject to pre-approval by the Administrator, in its sole discretion, in a manner that complies with the specificity requirements of Rule 16b-3 of the Exchange Act.

(b) Participant may elect, within 30 days of the Date of Grant, to include in gross income for federal income tax purposes under Section 83(b) of the Code, an amount equal to the aggregate Fair Market Value on the Date of Grant of the Restricted Shares.  In connection with any such election, Participant will promptly provide the Company with a copy of the election filed with the Internal Revenue Service and pay to the Company, or make such other arrangements satisfactory to the Administrator to pay to the Company based on the Fair Market Value of the Restricted Shares on the Date of Grant, any federal, state, or local taxes required by law to be withheld with respect to the Restricted Shares at the time of the election.  If Participant fails to make such payments, the Company will, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Participant any federal, state, or local taxes required by law to be withheld with respect to such Restricted Shares.

(c) Notwithstanding any other provisions of this Agreement or the Plan, neither the Company nor the Administrator shall be obligated to transfer or otherwise issue any shares of Company Stock to Participant if Participant has not paid or made arrangements satisfactory to the Administrator to pay to the Company the amount required to satisfy any federal, state, local or foreign taxes required by law to be withheld with respect to such shares.  If Participant fails to make such payments, the Company, its Affiliates, or any Related Company, will, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Participant any federal, state, or local taxes required by law to be withheld with respect to such payment.

VCA Inc. 2015 Equity Incentive Plan
Restricted Stock Award Agreement

8.            Limitations on Transfer.  Until the Restricted Shares have vested and the restrictions on transfer have lapsed, the Restricted Shares and any Dividends Equivalents paid with respect to such Restricted Shares may not be pledged, hypothecated or transferred in any manner other than by will or by the applicable laws of descent and distribution, or upon written approval by the Administrator, by gift or domestic relations order to a Permitted Transferee; provided that the Restricted Shares and any related dividends paid with respect to such Restricted Shares will remain subject to the terms of the Plan, the Certificate and this Agreement.

9.            No Right to Continued Service.  Nothing in this Agreement or in the Plan imposes or will be deemed to impose, by implication or otherwise, any limitation on any right of the Company, including its Related Companies, to terminate Participant’s Continuous Service at any time.

10.          Participant’s Representations and Warranties.  Participant represents and warrants to the Company that Participant has received copies of the Plan and the current prospectus prepared by the Company in connection with the Form S-8 registration filed by the Company with the Securities and Exchange Commission to register the securities under the Plan (the “Prospectus”), has read and understands the terms of the Plan, the Certificate, this Agreement, and the Prospectus, and agrees to be bound by their terms and conditions.  Participant acknowledges that there may be adverse tax consequences on the vesting of the Restricted Shares or the disposition of any shares of Common Stock received after vesting, and that Participant should consult a tax advisor before such time.  Participant agrees to sign such additional documentation as the Company may reasonably require from time to time.  Participant represents and warrants to the Company that Participant is the record and beneficial owner of the Restricted Shares with full right and power to transfer the Unvested Shares to the Company free and clear of any liens, claims or encumbrances and Participant understands that the Stock Certificates evidencing the Restricted Shares will bear a legend referencing this Agreement.  Participant understands that Rule 144 issued under the Securities Act may indefinitely restrict transfer of the Common Stock if Participant is an “affiliate” of the Company (as defined in Rule 144), or for up to one year if “current public information” about the Company (as defined in Rule 144) is not publicly available regardless of whether Participant is an affiliate of the Company.

11.          Restrictive Legends and Stop-Transfer Orders.

(a) Restrictive Legends.  To the extent that a Stock Certificate or Certificates representing Unvested Shares is issued in physical form rather than through book entry with the Company’s transfer agent, Participant understands and agrees that the Company will place the legends set forth below or similar legends on any Stock Certificate evidencing the Common Stock, together with any other legends that may be required by federal, state, or foreign securities laws, the Company’s articles of incorporation or bylaws, any other agreement between Participant and the Company, or any agreement between Participant and any third party:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON RESALE AND TRANSFER, AS SET FORTH IN A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES.  SUCH RESALE AND TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

VCA Inc. 2015 Equity Incentive Plan
Restricted Stock Award Agreement

The Company will remove the above legend at such time as the shares of Common Stock in question are no longer subject to restrictions on resale and transfer under this Agreement.  Any legends required by applicable federal, state or foreign securities laws will be removed at such time as such legends are no longer required.

(b) Stop-Transfer Instructions.  To ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own Common Stock, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer.  The Company will not be required (i) to transfer on its books any Restricted Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement; or (ii) to treat as owner of the Restricted Shares, or to accord the right to vote or pay dividends to, any purchaser or other transferee to whom the Restricted Shares have been transferred.

12.          Modification.  The Agreement may not be amended or otherwise modified except in writing signed by both parties.

13.          Interpretation.  Any dispute regarding the interpretation of this Agreement must be submitted by Participant or the Company to the Administrator for review.  The resolution of any dispute by the Administrator will be final and binding on the Company and Participant.

14.          Notices.  Any notice required under this Agreement to be delivered to the Company must be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices.  Any notice required to be given or delivered to Participant must be in writing and addressed to Participant at the address indicated in the records of the Company or to such other address as Participant designates in writing to the Company.  All notices will be deemed to have been delivered:  (a) on personal delivery, (b) five days after deposit in the United States mails by certified or registered mail (return receipt requested), (c) two business days after deposit with any return receipt express courier (prepaid), or (d) one business day after transmission by facsimile.

15.          Successors and Assigns.  The Company may assign any of its rights under this Agreement.  This Agreement will be binding on and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement is binding on Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

16.          Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law principles.  If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

VCA Inc. 2015 Equity Incentive Plan
Restricted Stock Award Agreement

17.          Entire Agreement.  The Plan and the Certificate are incorporated into this Agreement by reference, and Participant hereby acknowledges that a copy of the Plan has been made available to Participant.  This Agreement, the Certificate and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.  In the event of a conflict or inconsistency between the terms and conditions of this Agreement, the Certificate, and the Plan, the Plan will govern.

VCA Inc. 2015 Equity Incentive Plan
Restricted Stock Award Agreement